EXHIBIT 21.1
                    SUBSIDIARIES OF THE REGISTRANT
                   PROFFITT'S, INC. AND SUBSIDIARIES

      Name of Subsidiary                    State of Incorporation

McRae's, Inc.                                  Mississippi

McRae's of Alabama, Inc.                       Alabama

Parks Enterprises, Inc.                        Tennessee

PDS Agency, Inc.                               Tennessee

Proffitt's Investments, Inc.                   Tennessee

Proffitt's of Tri-Cities, Inc.                 Tennessee

Younkers Credit Corporation                    Delaware

Younkers Funding Corporation                   Delaware

Younkers, Inc.                                 Delaware